FOR IMMEDIATE RELEASE

March 13, 2006

Contact:  Rosemarie   Faccone
                Susan Jordan
                732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION ANNOUNCES COMPLETION OF SALE OF WICHITA, KANSAS, PROPERTY

FREEHOLD, NJ,  March 13, 2006……Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA), announced the completion of the sale of  their property located at 3629 North Hydraulic, in Wichita, Kansas, on March 10, 2006, to Tomlinson Daniel LLC, at a selling price of $1,400,000.   The building, which is currently vacant, was originally purchased in February of 1994.

Monmouth plans to reinvest the funds from the sale of the property in other net-leased industrial properties with long term leases to investment grade tenants, in accordance with its long-standing business plan.

Monmouth Real Estate Investment Corporation is a publicly owned real estate investment trust specializing in net-leased industrial property.  Monmouth Real Estate Investment Corporation’s equity portfolio consists of forty industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, Kansas, North Carolina, South Carolina, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the Company owns a portfolio of REIT securities.

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